UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

Mesa Air Group, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

410 North 44th Street, Suite 700, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 685-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2020, the Board of Directors (the “Board”) of Mesa Air Group, Inc. (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Daniel McHugh to the Board, effective May 5, 2020, to fill the vacancy created by the departure of G. Grant Lyon, who chose not to stand for re-election at the Company’s 2020 annual meeting of shareholders held in February 2020. Mr. McHugh will stand for re-election at the 2021 Annual Meeting of Shareholders.

Mr. McHugh, age 63, most recently served as the CEO of Livingston International a North American provider of customs brokerage services, a position that he held from January 2017 to March 2020. Prior to joining Livingston, Mr. McHugh served as CEO at Southern Air Inc., a major U.S. cargo airline servicing DHL, the Department of Defense and other leading global airlines between January 2010 and May 2016. He also served as CEO of DHL Express Asia from April 2005 to December 2009. Mr. McHugh had over 25 years in the international container shipping and logistics industry prior to his tenure at DHL, during which time he worked for both American President Lines (APL) and Sealand Service. Mr. McHugh currently serves on a number of boards at privately held logistics and transportation companies.

The Board has determined that Mr. McHugh meets the independence standards adopted by the Board in compliance with the NASDAQ corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. McHugh has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. McHugh is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K and, as of the date of this Current Report on Form 8-K, holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Mr. McHugh will be compensated for this Board service consistent with the compensation arrangements provided to the Board’s other independent, non-employee directors, which are more fully described  in the section entitled “Non-Employee Director Compensation” of the Company’s definitive proxy statement for its 2020 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) on December 31, 2019, and will receive pro-rated amounts for his time on the Board for the remainder of election year 2020. In connection with his appointment, Mr. McHugh will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as 10.6 to the Company’s Form S-1/A filed with the SEC on July 30, 2018 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Air Group, Inc.

Date: May 6, 2020	By: /s/ Brian S. Gillman
Brian S. Gillman
Executive Vice President and General Counsel